Exhibit 99.1

News Release

Magnera Reports First Quarter Results

First Quarter Highlights
•	GAAP: Net sales of $792 million, Operating income of $14 million
•	Non-GAAP: Adjusted EBITDA of $93 million
•	Fiscal 2026 guidance: Reaffirmed adjusted EBITDA of $380 - $410 million and free cash flow of $90-$110 million

Curt Begle, Magnera’s CEO, commented: “Magnera delivered a strong first quarter that met our expectations and reinforces our full-year 2026 Adjusted EBITDA and free cash flow guidance. These results reflect the continued focus and execution of our teams across the organization.

Capital allocation remains disciplined and aligned with our commitment to debt reduction. During the quarter, we made $27 million in debt payments demonstrating our confidence in our cash flow generation.

Looking ahead, our global teams remain focused on driving long-term shareholder value through decisive actions centered on our strategic pillars of cost optimization, portfolio differentiation, and commercial excellence. We believe these priorities position Magnera well to deliver sustainable performance and continued value creation.”

Key Financials
	December Quarter
GAAP results	2025	2024
Net sales	$792	$702
Operating income	14	(22)

	December Quarter		Reported	Comparable(1)
Adjusted non-GAAP results	2025	2024	%	%
Net sales	$792	$702	13%	(7%)
Adjusted EBITDA (1)	93	84	11%	0%

(1)
Adjusted non-GAAP results exclude items not considered to be ongoing operations.  In addition, comparable change % normalizes the impacts of foreign currency and the recent merger with Glatfelter.  Further details related to non-GAAP measures and reconciliations can be found under “Reconciliation of Non-GAAP Financial Measures and Estimates” section or in reconciliation tables in this release.  Dollars in millions

Consolidated Overview

The net sales increase of 13% included revenue from the merger of $112 million and favorable foreign currency changes of $36 million that were partially offset by a $52 million decrease in selling prices primarily due to the pass-through of lower raw material costs and a 1% organic volume decline which was attributed to strength in our consumer solutions product categories being more than offset by competitive pressures in South America and general market softness in Europe.

The adjusted EBITDA increase of 11% primarily due to the contribution from the merger of $8 million.

Americas

The net sales increase in the Americas segment included a 2% organic volume growth, revenue from the merger of $42 million and favorable foreign currency changes of $8 million that were partially offset by a $38 million decrease in selling prices primarily due to the pass-through of lower raw material costs and competitive pressures from imports in South America.

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The adjusted EBITDA increase included a contribution from the merger of $5 million and improved organic growth in North America partially offset by unfavorable impacts from price cost spread of $4 million.

Rest of World

The net sales increase in the Rest of World segment included revenue from the merger of $70 million and a $28 million favorable impact from foreign currency changes partially offset by a 5% organic volume decline which was primarily attributed to general market softness in Europe and a $14 million decrease in selling prices primarily due to the pass-through of lower raw material costs.

The adjusted EBITDA increase included a contribution from the merger of $3 million and favorable impacts from price cost spread of $4 million as the result of synergy realization and mix improvement.

Fiscal Year 2026 Guidance – Reaffirmed

•	Adjusted EBITDA of $380 - $410 million
•	Free cash flow of $90 - $110 million; cash flow from operation of $170 - $190 million

Investor Conference Call

The Company will host a conference call, February 5, 2026, at 10:00 AM U.S. Eastern Time to discuss the December 2025 quarter results.  The webcast can be accessed here. A replay of the webcast will be available via the same link on the Company’s website after the completion of the call.

By Telephone
Participants may register for the call here now or any time up to and during the time of the call and will immediately receive the dial-in number and a unique pin to access the call.  While you may register at any time up to and during the time of the call, you are encouraged to join the call 15 minutes prior to the start of the event.

About Magnera

Magnera Corporation (NYSE: MAGN) serves 1,000+ customers worldwide, offering a wide range of material solutions, including components for absorbent hygiene products, protective apparel, wipes, specialty building and construction products, and products serving the food and beverage industry. Operating across 45 global facilities, Magnera is supported by approximately 8,500 employees. Magnera’s purpose is to better the world with new possibilities made real. For more than 160 years, the Company has delivered the material solutions their partners need to thrive. Through economic upheaval, global pandemics and changing end-user needs, we have consistently found ways to solve problems and exceed expectations. The distinct scale and comprehensive portfolio of products brings customers more materials and choices. Magnera builds personal partnerships that withstand an ever-changing world.

Visit Magnera.com for more information and follow @MagneraCorporation on social platforms.

Non-GAAP Financial Measures and Estimates
This press release includes non-GAAP financial measures including, but not limited to, Adjusted EBITDA, free cash flow, and comparable basis net sales and adjusted EBITDA.  A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.  Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow are not provided because such information is not available without unreasonable effort due to high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward Looking Statements
This document contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Such “forward-looking” statements include, but are not limited to, statements with respect to our future financial performance and condition, results of operations and business, our expectations or beliefs concerning future events, plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements may contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “guidance,” “anticipates” or “looking forward” or similar expressions. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are based upon the current beliefs and expectations of the management of Magnera and are subject to risks and uncertainties that may change at any time.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: global economic conditions; inflation; the cost and availability of raw materials and energy; disruption of our supply chain; the adverse impact of weather events on our facilities, inventory and suppliers, as well as adverse effects on our customers, suppliers and other business partners; the effect of competition on our business; our inability to integrate future acquired companies or to realized expected operating synergies; synergies expected to be achieved in connection with our business combination with a subsidiary of Berry Global Group, Inc.; our inability to retain our officers and employees or the occurrence of labor disputes; disruption of our information technology systems, including as a result of a cyber breach; risks associated with operating internationally, including fluctuating exchange rates, tariffs, differing tax laws and regulation; litigation and regulatory investigations; and disputes related to intellectual property used in our business.  Additional information regarding these risks and uncertainties and other risks applicable to our business are described in additional detail in our reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended September 27, 2025, and other filings that we make with the SEC. These risk factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Consolidated and Combined Statements of Operations (unaudited)

	Quarterly Period Ended
(in millions of dollars)	December 27, 2025	December 28, 2024

Net sales	$792	$702

Cost of goods sold	695	631
Selling, general and administrative	50	47
Amortization of intangibles	11	14
Transaction and other activities	22	32
Operating income (loss)	14	(22)
Other expense (income)	3	21
Interest net expense	40	26
Income (loss) before income taxes	(29)	(69)
Income tax (benefit) expense	5	(9)
Net income (loss)	$(34)	$(60)

Condensed Consolidated and Combined Statements of Cash Flows (unaudited)
	Quarterly Period Ended
(in millions of dollars)	December 27, 2025	December 28, 2024
Net cash from (used in) operating activities	2	(58)

Cash flows from investing activities:
Additions to property, plant, and equipment, net	(15)	(16)
Cash acquired from GLT acquisition	-	37
Net cash from (used in) investing activities	(15)	21

Cash flows from financing activities:
Proceeds from long-term borrowings	-	1,556
Repayments on long-term borrowings	(27)	(430)
Transfers from (to) Berry, net	-	34
Cash distribution to Berry	-	(1,111)
Debt fees and other, net	-	(16
Net cash from financing activities	(27)	33
Effect of currency translation on cash	(1)	(11)
Net change in cash and cash equivalents	(41)	(15)
Cash and cash equivalents at beginning of period	305	230
Cash and cash equivalents at end of period	$264	$215

Non-U.S. GAAP Free Cash Flow:
Net cash from (used in) operating activities	2
Additions to property, plant, and equipment, net	(15)
Free Cash Flow	(13)

Condensed Consolidated and Combined Balance Sheets (unaudited)

(in millions of dollars)	December 27, 2025	September 27, 2025
Cash and cash equivalents	$264	$305
Accounts receivable	553	522
Inventories	476	474
Other current assets	72	122
Property, plant, and equipment	1,453	1,476
Goodwill, intangible assets, and other long-term assets	1,075	1,090
Total assets	$3,893	$3,989
Current liabilities, excluding current debt	556	601
Current and long-term debt	1,931	1,952
Other long-term liabilities	368	372
Stockholders’ equity	1,038	1,064
Total liabilities and stockholders' equity	$3,893	$3,989

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Reconciliation of Non-GAAP Measures
(in millions of dollars)

Reconciliation of Net sales and Adjusted EBITDA on a supplemental comparable basis by segment

	Quarterly Period ended December 27, 2025			Quarterly Period ended December 28, 2024
	Americas	Rest of World	Total	Americas	Rest of World	Total	LTM
Net sales	$440	$352	$792	$420	$282	$702
Constant FX rates				8	28	36
GLT prior year				42	70	112
Comparable net sales (1)(6)	$440	$352	$792	$470	$380	$850

Operating Income	$10	$4	$14	$(7)	$(15)	$(22)	$41
Depreciation and amortization	29	20	49	33	20	53	202
Integration, business consolidation and other activities (2)	13	6	19	20	12	32	81
Argentina hyperinflation	3	-	3	-	-	-	7
GAAP carve-out allocation (3)	-	-	-	2	1	3	-
Other non-cash charges (4) (5)	3	5	8	8	10	18	32
Adjusted EBITDA (1)	$58	$35	$93	$56	$28	$84	$363
Constant FX rates				-	1	-
GLT prior year				5	3	8
Comparable Adjusted EBITDA (1)(6)	$58	$35	$93	$61	$32	$93
% vs. prior year comparable	(5%)	9%	0%
Synergies and cost reductions							60
Comparable Adjusted EBITDA (1)(6)							$423

Guidance
	Fiscal 2026	Adjusted EBITDA	Fiscal 2026 Midpoint	Fiscal 2025 Actual
Cash flow from operating activities	170 - $190	Adjusted EBITDA	$395	$354
Additions to PPE (net)	(80)	GLT Pro forma		8
Free cash Flow	90 - $110	Full Year Comparable Adjusted EBITDA	$395	$362
		% vs. prior year comparable	~9%

(1)
Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP.  Comparable basis measures exclude the impact of currency translation effects and acquisitions.  These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Management believes that Adjusted EBITDA and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance. We define “free cash flow” as cash flow from operating activities less net additions to property, plant, and equipment.  We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s liquidity.  We believe free cash flow is also useful to an investor in evaluating our liquidity as it can assist in assessing a company’s ability to fund its growth through its generation of cash and as pre-merger cash flow is not indicative of our current structure and operations.

We also use Adjusted EBITDA and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation.  Adjusted EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance.  We also believe these measures are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.

(2)	Includes restructuring, business optimization and other charges, which includes $17 million of transaction compensation expense in the prior year
(3)	Consists of estimated parent-allocated charges for the period prior to merger which is required by GAAP as part of the carve-out financial statement process
(4)	Prior year includes $12 million inventory step-up charge related to the merger and other non-cash charges
(5)	Includes stock compensation expense and equipment disposals
(6)	The prior year comparable basis change excludes the impacts of foreign currency and acquisition/mergers

IR Contact Information
Robert Weilminster
EVP, Investor Relations
IR@magnera.com

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